                                                            EXHIBIT 99.22(d)(47)

             AMENDMENT NO. 2 TO THE INVESTMENT SUBADVISORY AGREEMENT

This Second Amendment ("Amendment") to the Investment Advisory Agreement (defined below), is effective as of December 31, 2004, by and between Vantagepoint Investment Advisers, LLC, a Delaware limited liability company ("Client"), Wellington Management Company, LLP ("Sub adviser"), and The Vantagepoint Funds, a Delaware business trust (the "Funds").

      WHEREAS, the Client, Subadviser, and the Funds entered into the Investment Advisory Agreement dated March 29, 2000 (the "Agreement") for the management of the Vantagepoint Growth & Income Fund (the "Fund");

      WHEREAS, the Funds, on behalf of the Fund, is a party to certain designated Sections of the Agreement, as set forth in the Agreement;

      WHEREAS, the Client, Subadviser and the Funds previously amended the Agreement effective as of December 10, 2001; and

      WHEREAS, the Client, Subadviser and the Funds desire to amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

      1.    Section 12. LIABILITY, is hereby amended and restated as follows:

                  In the absence of any willful misfeasance, bad faith, or gross negligence in the performance of Sub adviser's duties, or by reason of Sub adviser's reckless disregard of its obligations and duties under this Agreement, Subadviser shall not be liable to Client or the Fund for honest mistakes of judgment or for action or inaction taken in good faith for a purpose that Subadviser reasonably believes to be in the best interests of the Fund. However, neither this provision nor any other provision of this Agreement shall constitute a waiver or limitation of any rights which Client or the Fund may have under federal or state securities laws.

      2. All other provisions of the Agreement remain in full force and effect.

      3. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON December 31, 2004.

            THE VANTAGEPOINT FUNDS

            By: /s/ Paul Gallagher
            -------------------------------------------------

            Title: Paul Gallagher, Secretary

            VANTAGEPOINT INVESTMENT ADVISERS, LLC

            By: /s/ Paul Gallagher
            -------------------------------------------------

            Title: Paul Gallagher, Secretary

            WELLINGTON MANAGEMENT COMPANY, LLP

            By: /s/ Illegible
            -------------------------------------------------

            Title: Senior Vice President